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INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 11, 1998 relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of The Blackrock California Investment Quality Municipal Term Trust Inc. ("RAA") and of our reports dated February 12, 1999 relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of The Blackrock California Insured Municipal 2008 Term Trust Inc. ("BFC"), which is alos incorporated by reference into the Statement of Additional information.

We also consent to the references to us under the headings "Service Providers For The Trusts and RAA" and "Financial Highlights for RAA" in the combined Proxy Statement/Prospectus, constituting part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
New York,  New York
July 23, 1999